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                                                                    Exhibit 10.1


Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Omitted portions are indicated by a "*" and have been filed with the Securities and Exchnage Commission.


                                  PURCHASE AGREEMENT

     AGREEMENT dated as of June 2, 1998, by and between HANOVER EQUITIES CORP., a Delaware corporation having an office at c/o Kalnick Klee & Green, P.C., 767 Third Avenue, New York, New York 10017 (the "Seller") and GLOBIX CORPORATION, a Delaware corporation having an office at 295 Lafayette Street, New York, New York 10012 (the "Purchaser").

     WHEREAS, Seller owns a 20% interest of BLP Acquisition LLC, a New York limited liability company (the "LLC"); and

     WHEREAS, Purchaser owns an 80% interest in the LLC; and

     WHEREAS, Purchaser and Seller wish to provide the terms and conditions pursuant to which Seller can require Purchaser to purchase all of Seller's right, title and interest in the LLC (the "Interest") and pursuant to which Purchaser can require Seller to sell the Interest to Purchaser.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. PURCHASE AND SALE. Upon the terms and subject to the conditions contained herein, Seller agrees to sell, and Purchaser agrees to purchase the Interest. On the Closing Date (as that term is hereinafter defined), Seller shall execute and deliver to Purchaser an Assignment of Limited Liability Company Interest in substantially the form of Exhibit A attached hereto.

     2. PURCHASE PRICE. The aggregate purchase price for the Interest shall be the sum of * Dollars (*) payable at the Closing (as that term is hereinafter defined) by the execution and delivery by Purchaser of a negotiable promissory note for *, at an annual interest rate of * per cent (*%), interest only, payable on the first day of each month,in arrears, principal payable on the seventh anniversary of the Closing. At the Closing, Purchaser shall deliver to Seller an irrevocable and unconditional letter of credit issued by a New York City commercial bank, reasonably acceptable to Seller to secure payment of the
promissory note.    The letter of credit shall provide for an expiration date of one (1) year from the date of issue. The letter of credit shall be renewed at least 30 days in advance of its scheduled expiration date and shall be continued until the promissory note has been paid in full. In the event Purchaser shall fail to renew the letter of credit as provided in the preceding sentence or a default and under the Note shall occur, Seller may draw upon the letter of credit and shall deposit the proceeds therefrom with such law firm in New York, New York as Seller shall designate, to be held by such law firm as escrow agent as collateral security for the payment of the principal amount of the promissory note.

     3. CLOSING. The closing of the purchase and sale of the Interest (the "Closing") shall take place at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, at 10:00 o'clock a.m. on such date (the

"Closing Date") as shall be specified by either Seller or Purchaser to the other in a written notice given at least 15 days prior to the designated Closing Date, or at such other time, date and/or place as may be agreed to by the parties.

     4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

          (a) NO VIOLATIONS; VALIDITY. No provision of any agreement, instrument or understanding, or of any order, judgment, decree, statute, rule or regulation of any court or governmental authority, to which Purchaser is a party or by which it is bound or subject, has been or will be violated by the execution by it of, or the performance or satisfaction of any agreement or condition upon its part to be performed or satisfied under, this Agreement.
This Agreement and each of the other instruments executed or to be executed by Purchaser pursuant to this Agreement has been duly authorized and constitutes or will constitute the valid and legally binding obligations of the Purchaser in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

          (b) AUTHORIZATIONS; APPROVALS. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, which has not been obtained, is


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required in connection with the execution and delivery by the Purchaser of, or the performance or satisfaction of, any agreement of the Purchaser contained in or contemplated by, this Agreement.

          (c) INVESTMENT INTENT. The Interest to be acquired by the Purchaser hereunder will be acquired for investment for the Purchaser's own account and not with a view to a sale or other distribution thereof within the purview of, and no portion of the Interest will be offered, sold, or otherwise disposed of by the Purchaser in violation of, any applicable provisions of the Securities Act of 1933, as amended, any state "blue sky" or other securities laws or any rules and regulations thereunder.

          (d) NO RELIANCE OR REPRESENTATIONS. Purchaser acknowledges that neither Seller nor any of Seller's agents has made any representations or warranties in connection with this Agreement or the transactions contemplated herein, except those expressly set forth in Section 5. The Purchaser has, independently (or together with its financial advisors) and without reliance on Seller or any of Seller's agents, and based upon such documents and information as it deemed appropriate, made its own analysis and decision to enter into this Agreement. In connection with that decision, neither Seller nor any of Seller's agents has made (and has no responsibility with respect to) and the Purchaser is not relying upon, any representation or warranty (other than those expressly set forth in Section 5),


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

express or implied, or any duty of disclosure by Seller or any of her agents as to any matter.

     5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

          (a) GOOD TITLE. Seller owns beneficially and of record the Interest, and Seller has full and unrestricted power and authority to sell, assign and transfer the Interest, to Purchaser in the manner provided herein, free and clear of any liens, claims, charges, options, and encumbrances of any nature or kind whatsoever.

          (b) NO RELIANCE OR REPRESENTATIONS. Seller acknowledges that none of Purchaser, Purchaser's subsidiaries, or any of their respective officers, directors, employees or agents (collectively, the "Purchaser's Affiliates") has made any representations or warranties in connection with this Agreement or the transactions contemplated herein, except those expressly set forth in section 4. Seller has, independently (or together with Seller's financial advisors) and without reliance on Purchaser or any of the Purchaser's Affiliates, and based upon such documents and information as Seller deemed appropriate, made Seller's own analysis and decision to enter into this Agreement. In connection with that decision, neither Purchaser nor any of the Purchaser's Affiliates has made (and has no responsibility with respect to) and Seller is not relying upon, any representation or warranty (other than those expressly set forth in Section 4), express or implied, or any duty of disclosure by Purchaser or any of the Purchaser's Affiliates, as to any matter.

          (c) NO VIOLATIONS; VALIDITY. No provision of any agreement, instrument or understanding, or of any order, judgment, decree, statute, rule or regulation of any court or governmental authority to which Seller is a party or by which he is bound or subject, has been or will be violated by the execution by Seller of, or the performance or satisfaction of any agreement or condition upon Seller's part to be performed or satisfied under, this Agreement. This Agreement and each of the other instruments executed or to be executed by Seller pursuant to this Agreement has been duly authorized and constitutes or will constitute the valid and legally binding obligations of Seller in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

          (d) AUTHORIZATIONS; APPROVALS. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by Seller of, or the performance or satisfaction of any agreement of Seller contained in or contemplated by, this Agreement.

     6. INDEMNIFICATION BY SELLER. From and after the date hereof and the Closing Date, Seller shall indemnify and hold harmless Purchaser and Purchaser's Affiliates from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys fees (collectively, "Losses") arising out of or in any way connected with a misrepresentation, breach of warranty or default in performing a covenant by Seller contained in this Agreement.

     7. INDEMNIFICATION BY PURCHASER. From and after the date hereof and the Closing Date, the Purchaser shall indemnify and hold harmless Seller and Seller's agents from and against any and all Losses arising out of or in any way connected with a misrepresentation, breach of warranty or default in performing a covenant by the Purchaser contained in this Agreement.

     8. FURTHER ASSURANCES. From and after the date of this Agreement and the Closing Date, each of the parties hereto shall from time to time, at the request of any other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

     9. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail return receipt requested, or by first class mail if received, addressed to the parties at their respective addresses set forth or referred to on the first page of this Agreement, with copies to their respective counsel, Milberg Weiss

Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of Purchaser, and Kalnick, Klee & Green, P.C., Att: Sheldon Reiter, Esq., 767 Third Avenue, New York, New York 10017, in the case of Seller, or to such other person or address as may be designated by like notice hereunder.

     10. PARTIES IN INTEREST. All representations, warranties, agreements and covenants herein and any certificate or agreement delivered in connection herewith shall survive the Closing Date and be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.

     11. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representations or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Either party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

     12. BROKERS. The parties represent to each other that they have not employed any broker, finder or intermediary in connection with the transaction contemplated herein who might be entitled to a fee or commission upon the consummation hereof.

     13. FEES AND EXPENSES.   All costs and expenses incurred in connection with
this Agreement and the transaction contemplated hereby shall be paid by the party incurring such cost or expense.

     14.  INTERPRETATION.

          (a) GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.

          (b) INTERPRETATION. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.


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

     15. HEADINGS; COUNTERPARTS. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        HANOVER EQUITIES CORP.


                                        By: /s/ Edmund Schaffzin, V.P.
                                            ---------------------------
                                                                (Title)


                                        GLOBIX CORPORATION


                                        By: /s/ Marc H. Bell, President
                                            ---------------------------
                                                                (Title)


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